Exhibit 4.4.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

AMENDMENT NO. 1
TO AMENDED AND RESTATED STRATEGIC COLLABORATION AGREEMENT

This Amendment No. 1 (“Amendment”) is entered into as of June 4, 2021 (“Amendment No. 1 Effective Date”) by and between The University of Texas M. D. Anderson Cancer Center, with a place of business located at 1515 Holcombe Blvd., Houston, TX 77030, USA (“MD Anderson”), a member institution of The University of Texas System (“UT System”) and Nanobiotix S.A., with a place of business located at 60 Rue de Wattignies, 75012 Paris, France Nanobiotix (“Nanobiotix”) (MD Anderson and Nanobiotix each a “Party” and collectively the “Parties”).
WHEREAS, MD Anderson and Nanobiotix are parties to that certain Amended and Restated Strategic Collaboration Agreement dated January 23, 2020 (the “Agreement”) concerning the conduct of multiple research studies to be conducted by MD Anderson and funded and supported by Nanobiotix.
WHEREAS, the Parties mutually desire to amend, modify and restate certain payment terms and conditions of the Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1.DEFINITIONS

Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.AMENDMENTS

The Parties agree that, as of the Amendment No. 1 Effective Date, the Agreement is amended as set forth in this Section 2.

Section 1.5 remains unchanged. Section1.4 of the Agreement is hereby amended and restated as follows:

“1.4 The Collaboration Budget is $[***]. The Collaboration Funding from Nanobiotix is $[***] which shall be due and payable to MD Anderson within thirty (30) days upon receipt of an invoice according to the payment schedule:

Effective Date	$ 963,534.00
January 1, 2020	$ 963,534.00
[***] – End of enrollment*	$ [***]
Upon enrollment of 10 patient safety cohort for Study Protocol 2020-0123	$ [***]
Completion of all Studies**	$ [***]

* MD Anderson will be paid $[***] per patient enrollment for a total of $[***] for 312 patients. Payment for patient enrollment will occur on either [***] or [***] following enrollment, whichever comes first. For the avoidance of doubt, if [***] patients are enrolled from the period of [***] to [***], $[***] will be due and payable to MD Anderson on [***]. Additional patients are hereby added to Study 2020-0123 (“Phase I Study of Reirradiation with NBTXR3 for Inoperable Locoregional Recurrent Non-Small Cell Lung Cancer (NSCLC)”) will be financially considered at a per patient cost of $[***].

$[***] of the Collaboration Funding will be considered discretionary funds to be used as agreed by the JSC, including but not limited to, for Study modifications or add-ons, screen failures, increased sample size or additional studies agreed to by the JSC.

** Once MD Anderson completes all Studies (enrollment of final patient on all Studies), all remaining payment(s) (including previous milestones not paid) shall be due and payable. In the event the JSC elects to not move additional studies forward, the expenses and payments will be reconciled to ensure MD Anderson costs are covered.”

Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

3.COUNTERPARTS

This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Amendment may be exchanged by facsimile or other electronic means without affecting the validity thereof.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment No. 1 to the Amended and Restated Strategic Collaboration Agreement.

THE UNIVERSITY OF TEXAS
M.D. ANDERSON CANCER CENTER

NANOBIOTIX S.A.

By: /s/ Ben Melson        By:    /s/ Bart Van Rhijn

Name: Ben Melson    Name:    Bart Van Rhijn, MBA

Title:

Sr. Vice President and Chief Financial Officer

Title:    Chief Financial Officer